2AZ Putnam International Capital Opportunities Fund
02 28 06 Semi

Putnam International Capital Opportunities Fund New, February
28, 2006, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended February 28, 2006, Putnam Management
has assumed $6,745 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A		10,782
Class B		2,984
Class C		500

72DD2 (000s omitted)

Class M		208
Class R		8
Class Y		971


73A1 (000s omitted)

Class A		0.402
Class B		0.191
Class C		0.195

73A2 (000s omitted)

Class M		0.276
Class R		0.401
Class Y		0.469


74U1 (000s omitted)

Class A		27,659
Class B		15,128
Class C		2,525

74U2 (000s omitted)

Class M		750
Class R		22
Class Y		2,186

74V1

Class A		30.83
Class B		30.15
Class C		30.55

74V2

Class M		30.51
Class R		30.66
Class Y		30.89


Additional Information About Errors and Omissions Policy Item
85B

While no claims with respect to the Registrant Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant Series.